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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 1, 1996

                       American Casino Enterprises, Inc.
             (Exact name of Registrant as specified in its charter)


           Nevada                      0-10061              04-2709807
(State or other jurisdiction         (Commission         (I.R.S. Employer
of incorporation or organization)    File Number)       Identification No.)

              6243 Industrial Road, Las Vegas, Nevada     89118
             (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (702) 896-8888

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5.  Other Events

        On February 1, 1996, American Casino Enterprises, Inc. (the "Company") entered into a settlement agreement (the "Settlement Agreement") of an administrative proceeding commenced against the Company by the National Indian Gaming Commission (the "NIGC"). The Settlement Agreement resolves all issues associated with the Notice of Violation and a Notice to Show Cause issued by the NIGC against the Company on July 15, 1994.

        The Notice of Violation alleged that the Company was engaged in the management of the Table Mountain Rancheria Bingo and Casino (the "Casino"), a gaming facility owned by the Table Mountain Band of Indians of the Table Mountain Rancheria (the "Tribe") without an NIGC-approved management contract, and that the Company was operating Class III gaming activities at the Casino without an approved tribal-state compact. In the Notice to Show Cause, the NIGC took the position that as a result of the foregoing alleged violations, the Company's 1993 Consulting Agreement with the Tribe, as amended (the "1993 Agreement"), should be disapproved by the NIGC. The Company appealed from both Notices, and the matters had been pending before a hearing officer within the Department of the Interior.

        Under the Settlement Agreement, the NIGC agreed to fully withdraw and dismiss any and all charges, allegations and claims against the Company. In turn, the Company agreed to terminate the 1993 Agreement and, without admitting or denying the NIGC's allegations, pay a civil fine of $500,000.

        In addition to the execution of the Settlement Agreement, on February 1, 1996, the Company entered into a termination agreement with the Tribe (the "Termination Agreement") which terminated the 1993 Agreement and simultaneously entered into a new consulting agreement (the "1996 Agreement"). Under the conditions of the Termination Agreement, commencing February 1, 1996, the Tribe is required to pay the Company 48 monthly installments of $350,000 in consideration for termination of the 1993 Agreement. However, the Tribe is not required to make payment for any month in which the net revenue of the Casino does not equal or exceed $1 Million. The term of the Termination Agreement shall be automatically extended by one month for each month that the Tribe is not required to make a payment thereunder, for up to a maximum of 12 months.

        The 1996 Agreement has a term of 27 months and requires the Company to consult and provide technical assistance, training and advice to the Tribe concerning all matters relating to the operation and business activities of the Casino, including but not limited to, organization and administration, planning and development, gaming activities, internal controls and accounting procedures, cage operations, engineering and maintenance, housekeeping, human resources, management information services,

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marketing and advertising, purchasing, surveillance, security, and food and beverage operations. For its services under the 1996 Agreement, the Company will receive minimum monthly payments of $90,000. The Tribe is also required to pay the Company an additional $90,000 for each increment of $500,000, or portion thereof, of Casino net revenue in excess of the first $1.5 Million of net revenue from Casino operations. The Company believes that its revenues derived from the 1996 Agreement and under the Termination Agreement will result in revenues that are consistent with those currently produced under the 1993 Agreement, provided that the Casino's net revenues remain stable or increase during the term of the 1996 Agreement.

        As part of the overall settlement, the NIGC has reviewed the Termination Agreement and the 1996 Agreement between the Company and the Tribe and has advised both parties that these agreements are not "management contracts" under the Indian Gaming Regulatory Act or the NIGC's regulations, and, therefore, do not require approval of the NIGC chairman.

Item 7.  Financial Statements and Exhibits.

        99.1 Order of the United States Department of the Interior, dated February 1, 1996.

        99.2 Settlement Agreement, dated February 1, 1996, by and between the Company and the NIGC.

        99.3 Termination Agreement, dated February 1, 1996, by and between the Company and the Tribe. Exhibit A to the Termination Agreement is set foth as
Exhibit 99.4 below, and Exhibit B to the Termination Agreement, the 1993 Agreement, is incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended July 31, 1994.

        99.4 Consulting Agreement, dated February 1, 1996, by and between the Company and the Tribe.


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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 1, 1996                 AMERICAN CASINO ENTERPRISES, INC.

                                        By: /s/ Ronald J. Tassinari
                                            --------------------------------
                                              Ronald J. Tassinari
                                              President


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